ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is entered into effective as May 11, 2017, by and between Flug 2012 GS Trust U/A/D 9/4/12 (“Assignor”) and Flug 2015 GS Trust U/A/D 12/29/15 (“Assignee”).
WHEREAS, Assignor is the owner of Class A Common Stock in Shake Shack Inc. (“Shake Shack”) as set forth on Exhibit A hereto (the “Class A Stock”); and
WHEREAS, Assignor desires to assign and transfer all of the Class A Stock to Assignee, and Assignee accepts the assignment and transfer of the Class A Stock effective as of the date hereof.
NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Assignor hereby assigns and transfers the Class A Stock to Assignee, including all of Assignor’s rights, title and interest in and to the Class A Stock.

2.Assignee hereby accepts the assignment and transfer of the Class A Stock.

ASSIGNOR
FLUG 2012 GS TRUST U/A/D 9/4/12
By:	GULF FIVE FIDUCIARY MANAGEMENT CORP., Trustee
	By:	/s/ Sheryl Flug
	Name:	Sheryl Flug
	Title:	President

ASSIGNEE
FLUG 2015 GS TRUST U/A/D 12/29/15
By:	GULF FIVE FIDUCIARY MANAGEMENT CORP., Trustee
	By:	/s/ Sheryl Flug
	Name:	Sheryl Flug
	Title:	President

EXHIBIT A

SHAKE SHACK INTEREST

125,000 shares of Class A Common Stock of Shake Shack Inc.